Exhibit 10.6

November 16, 2012

Wheeler Real Estate Investment Trust, Inc.

Riversedge North

2529 Virginia Beach Blvd., Suite 200

Virginia Beach, Virginia 23452

Re:	Subordination of Dividend Payments

Ladies and Gentlemen:

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned (the “Undersigned”) hereby agrees with Wheeler Real Estate Investment Trust, Inc. (the “Company”) as follows:

1. The Undersigned hereby, expressly and in all respects, subordinates and makes junior and inferior all obligations of the Company to make dividend payments to the Undersigned related to the Company’s common stock, $0.01 par value per share, held, directly or indirectly, by the Undersigned (collectively, the “Undersigned’s Shares”) to the payment of dividends to the (a) other common shareholders of the Company and (b) holders of partnership units in Wheeler Real Estate Investment Trust, L.P., a Virginia limited partnership, of which the Company is the sole general partner (collectively, the “Other Shareholders”). Unpaid dividends to the Undersigned shall accrue and be paid as directed by the independent members of the Company’s board of directors upon the achievement of the milestones or termination of the subordination as set forth in detail below.

2. This agreement shall terminate (a) upon the earlier of (i) the date that is three years following the date of the final prospectus utilized in the Company’s initial public offering (such final prospectus shall be filed with the U.S. Securities and Exchange Commission pursuant to Rule 424 in connection with the Company’s Registration Statement on Form S-11, File No. 333-1777262), or (ii) the calendar day following the date upon which the closing price on the Nasdaq Stock Market of the Company’s common stock meets or exceeds the dollar price that is 116.67% of the price per share used in the Company’s initial public offering for a period of at least five consecutive trading days; and (b) if there are no unpaid dividends to the Other Shareholders outstanding.

3. In the event that, notwithstanding the provisions of this Agreement, any dividend payment shall be received by the Undersigned in contravention of the express terms of this Agreement, such dividend payments shall be held in express trust for the benefit of the Other Shareholders and shall be paid over or delivered to the Company for the benefit of the Other Shareholders.

4. The Undersigned shall not transfer, directly or indirectly, any of the Undersigned’s Shares unless, as a condition precedent to the Company’s recognizing such transfer, each transferee or assignee shall agree in writing to be subject to each of the terms of this Agreement by executing and delivering an adoption agreement acceptable to the Company in it’s sole and absolute discretion. Upon the execution and delivery of such adoption agreement by any transferee, such transferee shall be deemed to be a party hereto as if such transferee were the transferor and such transferee’s signature appeared on the signature pages of this Agreement. The Company shall not permit the transfer of the Undersigned’s Shares subject to this Agreement on its books or issue a new certificate representing any such Undersigned’s Shares unless and until such transferee shall have complied with the terms of this paragraph. Each certificate representing the Shares subject to this Agreement if issued on or after the date of this Agreement shall be endorsed by the Company with the legend set forth below:

“THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A DIVIDEND SUBORDINATION AGREEMENT, AS MAY BE AMENDED FROM TIME TO TIME, (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF THAT DIVIDEND SUBORDINATION AGREEMENT, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER AND OWNERSHIP SET FORTH THEREIN.”

5. Terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6. This Agreement shall be governed by the internal law of the Commonwealth of Virginia.

7. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

8. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9. No delay or omission to exercise any right, power or remedy accruing to any party under this agreement, upon any breach or default of any other party under this agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default previously or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this agreement, or any waiver on the part of any party of any provisions or conditions of this agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

10. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

11. In the event of any issuance of shares of the Company’s common stock hereafter to the Undersigned (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like), such additional shares shall be deemed to constitute a portion of the Undersigned’s Shares and become subject to this Agreement and shall be endorsed with the legend set forth above.

12. The parties hereto (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Commonwealth of Virginia and to the jurisdiction of the United States District Court for the Eastern District of Virginia for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of the Commonwealth of Virginia or the United States District Court for the Eastern District of Virginia, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

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AGREED AND ACCEPTED:

COMPANY:

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ Jon S. Wheeler

Name:	Jon S. Wheeler

Title:	President & Chairman

Date:	11/16/2012

UNDERSIGNED:

/s/ Jon S. Wheeler

Name:	Jon S. Wheeler

Date:	11/16/2012

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